Media Contacts                                 Investor Contact
         --------------                                 ----------------
         Lesley Berglund                                Joseph D. Pititto
         (707) 265-1501                                 (516) 237-6131
         lberglund@winetasting.com                      invest@1800flowers.com

            1-800-FLOWERS.COM(R) Acquires The Winetasting NetworkSM,
         A Napa Valley-Based Multi-Channel Direct Marketer of Wine Gifts

       * 1-800-FLOWERS.COM adds wine to its fast growing gourmet food and gift basket categories for personal and corporate gifting.
       * The Winetasting Network provides relationships with many of California's finest wine producers, as well as proven success in multi-channel direct marketing of wine gifts and wine clubs.

Westbury, NY, November 16, 2004 - 1-800-FLOWERS.COM (NASDAQ: FLWS), a leading multi-channel direct marketer of thoughtful gifts for all occasions, today announced that it has acquired The Winetasting NetworkSM, a Napa Valley-based leader in distribution services for more than 100 of California's leading wineries and direct-to-consumer wine marketing through the Ambrosia Catalogue of Fine Wine and its websites (www.winetasting.com - and - www.ambrosiawine.com).

Jim McCann, CEO of 1-800-FLOWERS.COM, said, "For some time we've been searching for the right wine partner to support our growing gourmet food gift and gift basket categories, and to gain access to the wine club business. The Winetasting Network fits all our criteria: strong leadership, deep wine industry contacts, a respected wine catalogue, and the infrastructure to accommodate growth. As demonstrated by our prior acquisitions, we can leverage our strong family of gift brands and database of more than 15 million customers, thereby driving profitable growth for The Winetasting Network," McCann added.

"This transaction is a positive milestone for wine lovers and the evolution of wine e-commerce," said Lesley P. Berglund who will remain CEO of The Winetasting Network. "We look forward to introducing more consumers to the broad and deep collections of wines and wineries available through our catalogue, wine clubs and online networks. It is an excellent strategic fit for us and we're very excited by the opportunity to contribute to the successful growth of 1-800-FLOWERS.COM as a leading thoughtful gift provider," she added.

About The Winetasting Network
-----------------------------
Based in the heart of the Napa Valley, the company was co-founded by Lesley Berglund in 1991. By 1999, what began as the Ambrosia Catalogue of Fine Wine expanded into winery and wine club direct marketing and fulfillment services. The company markets to wine enthusiasts through the Ambrosia catalogue and wine clubs, and two online wine merchant sites: (www.ambrosiawine.com and www.winetasting.com).
                                     (more)

1-800-FLOWERS.COM Acquires The Winetasting Network, pg. 2:



About 1-800-FLOWERS.COM(R)
--------------------------
For more than 25 years, 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS) has been the leading innovator in the floral industry, taking the extra step to help people connect and express themselves quickly and easily with exquisite floral gifts crafted with care by renowned artisans and the nation's leading florists, as well as distinctive non-floral gifts appropriate for any occasion or sentiment. The Company provides gift solutions same day, any day, offering an unparalleled selection of flowers, plants, gourmet foods and confections, gift baskets and other impressive unique gifts. As always, satisfaction is guaranteed, and customer service is paramount with quick, convenient ordering options, fast and reliable delivery, and gift advisors always available. Customers can shop 1-800-FLOWERS.COM 24-hours a day, seven-days a week via the Internet (http://www.1800flowers.com); by calling 1-800-FLOWERS(R) (1-800-356-9377); or
by visiting a Company-operated or franchised store. The 1-800-FLOWERS.COM family of brands also includes home decor and garden merchandise from Plow & Hearth(R) (1- 800-627-1712 or http://www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or http://www.thepopcornfactory.com); gourmet foods from GreatFood.com(R) (http://www.greatfood.com); and children's gifts from HearthSong(R) (http://www.hearthsong.com) and Magic Cabin(R) (http://www.magiccabin.com).

Special Note Regarding Forward-Looking Statements:
--------------------------------------------------
A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private
Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to grow its revenues; its ability to integrate and profitably grow the businesses of its acquired companies; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, or in any of its SEC filings except, as may be otherwise stated by the Company.

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